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                                                                     Exhibit 3.9

                          AVERY COMMUNICATIONS, INC.

                          Certificate of Designations
                                      of
                     Series H Convertible Preferred Stock

     Avery Communications, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its Certificate of Incorporation, as amended, and in accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $0.01 per share, designated as Series H Convertible Preferred Stock, which resolution reads as follows:

     "RESOLVED, that the Board of Directors (the "Board of Directors") of Avery Communications, Inc., a Delaware corporation (the "Corporation"), hereby authorizes the issuance of a series of the Corporation's Preferred Stock, par value $0.01 per share ("Preferred Stock"), and fixes its designation, powers, preferences and relative, participating, optional, voting or other special rights, and qualifications, limitations and restrictions thereof, as follows:

     I. Series H Convertible Preferred Stock. A series of the Preferred Stock, designated the Series H Convertible Preferred Stock (herein the "Series H
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Preferred Stock"), is hereby established.  The aggregate number of shares of the
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Series H Preferred Stock shall be 1,600,000; provided, that upon redemption, repurchase, conversion or other reacquisition of shares of the Series H
Preferred Stock, the number of shares of such Series H Preferred Stock and the number of shares of authorized Series H Preferred Stock shall automatically be reduced by such number of shares that have been redeemed, repurchased or reacquired and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The foregoing notwithstanding, during such period in which shares of the Corporation's Series H Preferred Stock are outstanding, the Corporation shall not issue other series of Preferred Stock having dividend rights or preferences upon liquidation that are superior to the Series H Preferred Stock. The preferences, powers, rights and privileges and the qualifications, limitations and restrictions of the Series H Preferred Stock are as follows:

         a. Dividend Rights. The holders of the Series H Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of $0.12 per share (the "Dividend") per annum from the date of
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issuance which shall accrue quarterly in equal increments of $0.03 on January 1,
April 1, July 1 and October 1 of each year (each a "Dividend Accrual Date")
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commencing April 1, 2001, which Dividend shall be payable on the first business day that is twenty (20) days following each such Dividend Accrual Date (each such date being a "Dividend Payment Date") which dividends shall be payable in
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preference and priority to any payment of any cash dividend on Common Stock and any shares of any other class or series of Preferred Stock , or any other class or series of the capital stock of the Corporation, authorized or issued after the date on which this Certificate of Designation is filed with the Secretary of State of the State of Delaware, that is junior to and over which the Series H Preferred Stock has preference and priority in the payment of dividends and in the payment of amounts in the event

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of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than outstanding shares of the Company's Series D Preferred Stock, which have a prior right of payment or other form of capital stock of the Corporation (such Common Stock and other stock [other than the Series D Preferred Stock] being collectively referred to as "Junior Stock"),
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when and as declared by the Board of Directors of the Corporation. Such dividends shall accrue and be deemed to accrue whether or not earned or declared, and shall be cumulative so that if such dividends on the Series H Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any shares of Junior Stock and before any purchase or acquisition of any shares of Junior Stock is made by the Corporation.

         b. Liquidation Rights. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series H Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to One Dollar ($1.00) per share, plus all accrued and unpaid dividends and interest on the Series H Preferred Stock (no less and no more). If the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of the Series H Preferred Stock are entitled, the amount available for distribution shall be shared pro rata by the holders of such series. For the purposes of this Section b, a merger or consolidation of the Corporation with any other corporation or other entity in which the corporation's shareholders do not have a controlling interest in the surviving corporation in the merger or consolidation, or the sale, transfer or lease of all or substantially all the Corporation's assets shall constitute and be deemed a liquidation, dissolution, or winding up of the Corporation.

         c. Voting Rights. In addition to any other vote or consent required by the laws of the State of Delaware, the Corporation will not, without the affirmative votes or written consent of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of Series H Preferred Stock (with each share of Series H Preferred Stock being entitled to one vote):

             (1) In any manner, including by amendment of its Certificate of Incorporation or By-laws, alter or change the powers, rights, preferences or privileges or the qualifications, limitations or restrictions of the Series H Preferred Stock;

             (2) Create, authorize or issue a new class or series (or change or reclassify a class or series of shares with junior, subordinate or inferior rights into a class or series of shares) having rights, preferences or privileges prior or superior with the shares of Series H Preferred Stock in the payment of dividends or in the payment of amounts in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or increase the rights, preferences, privileges or number of any class or series having rights, preferences or privileges on dissolution that are prior, superior or on parity with those of the Series H Preferred Stock;

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             (3) Increase or decrease the aggregate number of authorized shares of Series H Preferred Stock, except for any decrease resulting from any redemption, repurchase or other reacquisition; effect an exchange or reclassification or create a right of exchange, of all or part of the shares of Series H Preferred Stock into shares of another class; effect an exchange or reclassification or create a right of exchange, of all or part of the shares of another class or series into the shares of the Series H Preferred Stock; change the shares of all or part of the Series H Preferred Stock into a different number of shares of Series H Preferred Stock.

             (4) Repurchase redeem or otherwise acquire any shares of the Corporation's capital stock other than the Series H Preferred Stock if any dividends on the Series H Preferred Stock which have accrued and are payable remain outstanding at the time;

             (5) Liquidate, dissolve or wind-up the affairs of the Corporation or merge or consolidate the Corporation with any other entity or sell or encumber all or substantially all of the Corporation's assets or issue in one or a series of related transactions shares representing more than fifty percent (50%) of the aggregate voting power of all classes and series of the Corporation's voting stock if any dividends on the Series H Preferred Stock which have accrued and are payable remain outstanding at the time; or

             (6) Declare or pay any dividend or other distribution with respect to Junior Stock if any dividends on the Series H Preferred Stock which have accrued and are payable remain outstanding at the time.

          d. Conversions. The holders of shares of Series H Preferred Stock shall have the following conversion rights:

             (1) Right to Convert.  Subject to the terms and conditions of this
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paragraph d, the holder of any share of Series H Preferred Stock shall have the right, at its option at any time to convert any such share of Series H Preferred Stock into one fully paid and nonassessable share of Common Stock or, in case an adjustment (an "Adjustment") has taken place pursuant to the further provisions
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of this paragraph d, then as last adjusted and in effect at the date any share or shares of Series H Preferred Stock are surrendered for conversion. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series H Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series H Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

             (2) Issuance of Certificates: Time Conversion Effected. Promptly
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after receipt of the written notice referred to in subparagraph d.1. and surrender of the certificate or certificates for the share or shares of Series H Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of

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Common Stock issuable upon the conversion of such share or shares of Series H
Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series H Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

             (3) Fractional Shares; Dividends; Partial Conversion. No fractional
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shares shall be issued upon conversion of Series H Preferred Stock into Common
Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. Within thirty days after the date of each conversion, the Corporation shall, at the Corporation's election, pay in cash an amount equal to all dividends accrued and unpaid on the shares of Series H Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph d.2. (the "Accrued Dividend Payment"). In case the
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number of shares of Series H Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph d.1. exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series H Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph d.3., be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series H Preferred Stock for conversion, an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

             (4) Adjustment of Price For Stock Splits and other Subdivision and
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Combinations.  In case the Corporation shall at any time subdivide (by any stock
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split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, or shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), or shall otherwise issue Common Stock for no consideration, then the number of shares of Common Stock into which the Series H Preferred Stock may be converted will be adjusted appropriately.

     In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

             (5) Reorganization or Reclassification. If any capital
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reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification,

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lawful and adequate provisions shall be made whereby each holder of a share or shares of Series H Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series H Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for Adjustments) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

             (6) Notice of Adjustment Upon any Adjustment, then and in each such
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case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series H Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the adjustment resulting from such Adjustment, setting forth in reasonable detail the method upon which such calculation is based.

             (7) Stock to be Reserved. The Corporation will at all times reserve
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and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series H Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series H Preferred Stock. The
Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series H Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

             (8) No Reissuance of Series H Preferred Stock.  Shares of Series H
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Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

             (9) Issue Tax.  The issuance of certificates for shares of Common
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Stock upon conversion of Series H Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series H Preferred Stock which is being converted.

             (10) Closing of Books.  The Corporation will at no time close its
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Transfer books against the transfer of any Series H Preferred Stock or of any shares of Common

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Stock issued or issuable upon the conversion of any shares of Series H Preferred
Stock in any manner which interferes with the timely conversion of such Series H Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         e. Directors. In addition to the rights specified above and any other rights provided in the Corporation's By-laws or the laws of the State of Delaware, the holders of the Series H Preferred Stock shall have the right at all times to elect one member to the Board of Directors of the Corporation. The right to elect one director accorded to the holders of the Series H Preferred Stock may be exercised either at a special meeting of the holders of Series H Preferred Stock, or at a special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting which such holders shall have the right to execute from time to time irrespective of the call of any special meeting of the stockholders. The director to be elected by the holders of the Series H Preferred Stock shall serve for terms extending from the date of his election and qualification until the time of the next succeeding annual meeting of the stockholders and until his successor has been elected and qualified. Any Director elected by the holders of the Series H Preferred Stock may be removed during his or her term of office, without cause, by and only by the written consent or affirmative vote of the holders of the Series H Preferred Stock. Any vacancy in the office of a director elected by the holders of the Series H Preferred Stock may be filled by a vote or written consent of the holders of the Series H Preferred Stock."

     IN WITNESS WHEREOF, Avery Communications, Inc. has caused this Certificate of Designations to be signed by Scot M. McCormick, its Vice President, this 21 day of February, 2001.

                                     AVERY COMMUNICATIONS, INC.


                                     By:  /s/  Scot M. McCormick
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                                          Scot M. McCormick
                                          Vice President

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